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Contact:
Patty Kehe
Corporate Secretary
Dynasil Corporation of America
Phone: (617) 668-6855
pkehe@dynasil.com

Dynasil's Evaporated Metal Films Subsidiary Acquires DichroTec Thin
Films, LLC

Watertown, Mass., June 26, 2014 -Dynasil Corporation of America (NASDAQ:
DYSL), a developer and manufacturer of optics and photonics products and components for the homeland security, medical and industrial markets, today announced that its Evaporated Metal Films Corporation ("EMF") subsidiary has acquired substantially all the assets of DichroTec Thin Films, LLC, ("DichroTec") a Rochester, NY-based optical thin film coating manufacturer.

"We are very pleased to be able to add the expertise and capabilities of DichroTec to EMF and Dynasil," said Peter Sulick, Dynasil's Chairman of the Board, Chief Executive Officer and President. "DichroTec's pedigree in the optics industry, including the world-class optics pioneer Bausch & Lomb, is well-known. Adding this heritage to EMF, the first company in the United States to provide evaporated metal thin film coatings, will provide us with additional know-how and facilities to meet the needs of the growing optical coatings market. In addition, DichroTec has proprietary coating processes for flexible substrates, power cell components, lighting and glass applications which EMF can leverage into our customer base."

"We are excited to bring the 'EMF Edge' to our new EMF Rochester site and customers," said Paul Schulz, President of EMF. "The additional expertise and facilities, in concert with EMF's commitment to continuous improvement and superior customer service, will greatly enhance our ability to meet the needs of our current and future customers. Now with two centers of manufacturing excellence, we will vastly increase our capacity to meet the growing demand for high volume products at our Rochester facility, while expanding our ability to provide custom coating solutions at our site in Ithaca."

Additional details regarding the acquisition will be outlined in Dynasil's 8-K filing with the SEC.

About Dynasil

Dynasil Corporation of America (NASDAQ: DYSL) develops and manufactures optical detection and analysis technology and components for the homeland security, medical and industrial markets.
Combining world-class expertise in research and materials science with extensive experience in manufacturing and product development, Dynasil is commercializing products, including dual-mode radiation detection solutions for Homeland Security and commercial applications and sensors for non-destructive testing. Dynasil has an impressive and growing portfolio of issued and pending U.S. patents. The Company is based in Watertown, Massachusetts, with additional operations in Mass., Minn., N.Y., N.J. and the United Kingdom. More information about the Company is available at www.dynasil.com.

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Safe Harbor

This news release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements regarding future events and our future results, including those relating to future profitability of the Evaporated Metal Films Corporation, are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management. These forward-looking statements may be identified by the use of words such as "plans", "intends," "may," "could," "expect," "estimate," "anticipate," "continue" or similar terms, though not all forward-looking statements contain such words. The actual results of the future events described in such forward looking statements could differ materially from those stated in such forward looking statements due to a number of important factors. These factors that could cause actual results to differ from those anticipated or predicted include, without limitation, our ability to develop and commercialize our products, the size and growth of the potential markets for our products and our ability to serve those markets, the rate and degree of market acceptance of any of our products, general economic conditions, costs and availability of raw materials and management information systems, our ability to obtain and maintain intellectual property protection for our products, competition, the loss of key management and technical personnel, litigation, the availability of financing sources, our ability to identify and execute on acquisition opportunities and integrate such acquisitions into our business, and seasonality, as well as the uncertainties set forth in the Company's 2013 Annual Report on Form 10 K, as filed on December 20, 2013, including the risk factors contained in Item 1a, the Company's Quarterly Reports on Form 10-Q filed on February 12, 2014 and May 12, 2014 and from time to time in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.